Exhibit 1

Oi S.A. – In Judicial Reorganization CNPJ/MF No. 76.535.764/0001-43 NIRE 33.3.0029520-8 Publicly-Held Company

NOTICE TO THE MARKET

Merger of Oi Internet into Oi Móvel

Oi S.A. – In Judicial Reorganization (“Oi” or the “Company”) informs its shareholders and the market in general that, on this date, Oi Internet S.A. (“Oi Internet”) merged into Oi Móvel S.A. – In Judicial Reorganization (“Oi Móvel”), both of them indirect subsidiaries of the Company, in compliance with the provisions set out in clauses 3.1.6 and 7.1 of the Consolidated Judicial Reorganization Plan (the “Plan”) of the Company and its subsidiaries Oi Móvel S.A., Telemar Norte Leste S.A. - In Judicial Reorganization, Copart 4 Participações S.A. - In Judicial Reorganization, Copart 5 Participações S.A. - In Judicial Reorganization, Portugal Telecom International Finance BV - In Judicial Reorganization and Oi Brasil Holdings Coöperatief U.A. - In Judicial Reorganization (together, the “Recovering Entities”).

The merger constitutes one of the stages of the corporate and equity restructuring process of the Recovering Entities expressly contemplated in the Plan, and its objective is to optimize operations and improve the results of the Recovering Entities and Oi’s other direct and indirect subsidiaries.

In addition, the unification of the operations carried out by Oi Internet and Oi Móvel, by means of the consolidation of the activities performed by them, will bring considerable administrative, economic, and fiscal benefits, with the reduction of costs and with gains generated from synergies resulting in greater efficiency in providing services.

The Company will keep its shareholders and the market informed of any other material development regarding the implementation of the Plan.

Rio de Janeiro, March 1, 2018.

Oi S.A. – In Judicial Reorganization

Carlos Augusto Machado Pereira de Almeida Brandão

Chief Financial Officer, Investor Relations Officer and Officer

Special Note Regarding Forward-Looking Statements:

This communication contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Brazilian applicable regulation. Statements that are not historical facts, including statements regarding the beliefs and expectations of Oi, business strategies, future synergies and cost savings, future costs and future liquidity are forward-looking statements. The words “will,” “may,” “should,” “could,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “targets,” “goal” and similar expressions, as they relate to Oi or its management, are intended to identify forward-looking statements. There is no guarantee that the expected events, tendencies or expected results will actually occur. Such statements reflect the current views of management of Oi and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, corporate approvals, operational factors and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Oi or its affiliates, or persons acting on their behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. Except as required under the Brazilian or U.S. federal securities laws or the rules and regulations of the CVM, the SEC or of regulatory authorities in other applicable jurisdictions, Oi and its affiliates do not have any intention or obligation to update, revise or publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. You are advised, however, to consult any further disclosures Oi makes on related subjects in reports and communications that Oi files with the CVM and the SEC.